Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-55280 and Form S-8 No. 333-137187) pertaining to the Jo-Ann Stores, Inc. 401(k) Savings Plan of our report dated June 16, 2009, with respect to the financial statements and schedule of the Jo-Ann Stores, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.
/s/ Ernst & Young LLP
Cleveland, Ohio
June 16, 2009